                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant To Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                       4041 N. CENTRAL AVENUE, SUITE 2000
                             PHOENIX, ARIZONA 85012

                                                                  April 29, 1997



Dear Fellow Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Interactive Flight Technologies, Inc. (the "Company"), to be held at the Hyatt Regency Phoenix, located at 122 North Second Street, Phoenix, Arizona, on June 4, 1997, at 10:00 a.m., local time.

         At the Annual Meeting, in addition to the election of directors and the appointment of independent auditors, you will be asked to consider and approve the adoption of the Company's 1997 Stock Option Plan and the adoption of an amendment to the Company's Certificate of Incorporation which would grant the Board of Directors authority to adopt, amend or repeal the Company's Bylaws.

         The enclosed proxy statement contains important information concerning the directors to be elected and the other proposals to be considered at the Annual Meeting. We hope you will take the time to study it carefully. Your vote is very important, regardless of how many shares you own. Even if you presently plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying self-addressed postage prepaid envelope. If you do join us at the Annual Meeting and wish to vote in person, you may revoke your proxy at that time.


                                    Sincerely,


                                    /s/ MICHAIL ITKIS
                                    Michail Itkis
                                    Chairman of the Board and
                                    Chief Executive Officer


================================================================================
            PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD WHETHER
             OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.
================================================================================

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                       4041 N. CENTRAL AVENUE, SUITE 2000
                             PHOENIX, ARIZONA 85012

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 4, 1997


TO THE STOCKHOLDERS OF INTERACTIVE FLIGHT TECHNOLOGIES, INC.:

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Interactive Flight Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Hyatt Regency Phoenix, located at 122 North Second Street, Phoenix, Arizona, on June 4, 1997, at 10:00 a.m., local time, for the following purposes, all as more fully described in the attached Proxy Statement:

                  1. To elect eight directors who would serve for the coming year.

                  2. To approve the adoption by the Board of Directors of the Company's 1997 Stock Option Plan.

                  3. To approve a proposal to amend the Company's Certificate of Incorporation so as to grant the Company's Board of Directors the authority to adopt, amend and repeal the Company's Bylaws.

                  4. To approve the appointment by the Board of Directors of KPMG Peat Marwick LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1997.

                  5. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

         The Board of Directors has fixed the close of business on April 9, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

         A copy of the Company's Annual Report for the fiscal year ended October 31, 1996 is enclosed.

         YOU ARE EARNESTLY REQUESTED TO DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. THE PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS EXERCISE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE ANNUAL MEETING. THE PROMPT RETURN OF THE PROXY WILL BE OF ASSISTANCE IN PREPARING FOR THE ANNUAL MEETING AND YOUR COOPERATION IN THIS RESPECT WILL BE GREATLY APPRECIATED.

                                    By Order of the Board of Directors

                                    /s/ LAUREN SNOPKOWSKI
                                    Lauren Snopkowski
                                    Secretary


April 29, 1997


================================================================================
                  YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES,
                   PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED
                        PROXY AND MAIL IT PROMPTLY IN THE
                            ENCLOSED RETURN ENVELOPE.
================================================================================

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                       4041 N. CENTRAL AVENUE, SUITE 2000
                             PHOENIX, ARIZONA 85012
                       -----------------------------------
                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 1997
                       -----------------------------------

         This Proxy Statement and the accompanying proxy are being furnished to stockholders of Interactive Flight Technologies, Inc., a Delaware corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use in voting at the Annual Meeting of Stockholders to be held at the Hyatt Regency Phoenix, located at 122 North Second Street, Phoenix, Arizona, on June 4, 1997, at 10:00 a.m., local time, and at any and all adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy, together with a copy of the Annual Report of the Company for the fiscal year ended October 31, 1996, including financial statements, are first being mailed or delivered to stockholders of the Company on or about April 29, 1997.

         At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

                  1. To elect eight directors who would serve for the coming year.

                  2. To approve the adoption of the Company's 1997 Stock Option Plan, under which the Company may grant options to purchase up to an aggregate 1,500,000 shares of Class A Common Stock.

                  3. To approve a proposal to amend the Company's Certificate of Incorporation so as to grant the Company's Board of Directors the authority to adopt, amend and repeal the Company's Bylaws.

                  4. To approve the appointment by the Board of Directors of KPMG Peat Marwick LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1997.

                  5. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

         The enclosed proxy provides that each stockholder may specify that his or her shares be voted "For", "Against" or "Abstain" from voting with respect to each of the proposals. If the enclosed proxy is properly executed, duly returned to the Company in time for the Annual Meeting and not revoked, your shares will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR each of the proposals. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated.

         Any stockholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by: (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares; or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

         Representatives of KPMG Peat Marwick LLP, independent accountants of the Company, are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make any statements to the stockholders which they deem appropriate.

         WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO SIGN AND RETURN THE ACCOMPANYING PROXY REGARDLESS OF THE NUMBER OF SHARES YOU OWN. SHARES CAN BE VOTED AT THE ANNUAL MEETING ONLY IF THE HOLDER IS PRESENT IN PERSON OR IS REPRESENTED BY PROXY.

                       VOTING RIGHTS AND VOTING SECURITIES

VOTING AT THE ANNUAL MEETING

         The Board of Directors of the Company (the "Board") has fixed the close of business on April 9, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. On the Record Date, the Company had (i) 18,076,458 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and (ii) 3,846,667 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") issued and outstanding. Each holder of Class A Common Stock will be entitled to one vote per share, and each holder of Class B Common Stock will be entitled to six votes per share, either in person or by proxy, on each matter presented to the stockholders of the Company at the Annual Meeting.

         The holders of a majority of all of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the votes represented in person or by proxy at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the votes represented in person or by proxy at the Annual Meeting is required to approve Proposal 2 and Proposal 4. The affirmative vote of the holders of a majority of the votes entitled to be cast at the Annual Meeting (whether or not represented in person or by proxy at the Annual Meeting) is required to approve Proposal 3.

         By virtue of their ownership of shares of Class B Common Stock and Class A Common Stock, certain officers, directors and affiliates of the Company effectively controlled approximately 43% of the outstanding voting power of the Common Stock on the Record Date, after giving effect to certain voting agreements executed by Messrs. Steven Fieldman and Lance Fieldman. See "Executive Compensation -- Employment and Severance Agreements" and "Security Ownership of Certain Beneficial Holders and Management." The Company believes such officers, directors and affiliates intend to vote "FOR" the election of all of the director nominees listed in Proposal 1 and to vote "FOR" the approval of Proposal 2, Proposal 3 and Proposal 4.


                        PROPOSAL 1: ELECTION OF DIRECTORS

GENERAL

         The Company's Board of Directors currently consists of seven members. At the Annual Meeting or any adjournments or postponements thereof, eight directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. Should any of the listed persons be unable to accept nomination or election (which the Board of Directors does not anticipate), it is the intention of the persons named in the enclosed proxy to vote for the election of such persons as the Board of Directors may recommend.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

         Under Delaware law and the Bylaws of the Company, the election of directors requires a plurality vote of those votes represented in person or by proxy at the Annual Meeting. Accordingly, the eight nominees receiving the highest number of votes from holders of shares of the Common Stock represented and voting at the Annual Meeting will be elected to serve on the Board. Abstentions and broker non-votes will have no effect on the election of the directors listed below.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

INFORMATION REGARDING THE DIRECTORS AND NOMINEES FOR THE BOARD OF DIRECTORS OF THE COMPANY

         Each of the nominees for election as director is now a director of the Company, other than Mr. Metzler who is currently the Company's President. Messrs. Pritzker and Aron were appointed to the Board on December 10, 1996, as required by the Company's Strategic Alliance Agreement with Hyatt Ventures, Inc. and the Stockholders' Agreement described elsewhere herein. See "Certain Relationships and Related Transactions." Mr. Barents was appointed to the Board on December 10, 1996, to succeed Boris Itkis as a director of the Company. Each incumbent director of the Company was nominated for re-election with the exception of Mr. Howard Tytel, who resigned effective March 5, 1997.

         Under the Stockholders' Agreement described elsewhere herein, Michail Itkis, Yuri Itkis, Boris Itkis and Hyatt Ventures, Inc. have agreed to vote all of their shares of Class A Common Stock and Class B Common Stock in favor of the election of the respective nominees of Michail Itkis, Yuri Itkis and Hyatt Ventures, Inc. See "Certain Relationships and Related Transactions -- Stockholders' Agreement." Such parties currently hold a sufficient number of votes to elect each of those nominees. See "Security Ownership of Certain Beneficial Owners and Management." The terms of Mr. Metzler's employment agreement with the Company provide for his nomination to the Board as provided herein.

         The following table sets forth the names, ages and current positions with the Company of the nominees for director:

NAME                           AGE     POSITION
Michail Itkis                  33      Chief Executive Officer and Chairman of
                                         the Board of Directors
Adam Aron                      42      Director
Brian Barents                  53      Director
General Alexander M.           72      Director
  Haig, Jr.
Yuri Itkis                     55      Director
Thomas M. Metzler              52      President and Chief Operating Officer
John Pritzker                  43      Director
James H. Zukin                 48      Director


         MICHAIL ITKIS has been the Chief Executive Officer and a director of the Company since October 1994. Prior thereto, from January 1990, Mr. Itkis served as the director of product development of FortuNet, Inc. ("FortuNet"), a licensed gaming equipment manufacturer which distributes video gaming networks to casinos and other gaming establishments. The Company has an exclusive license from FortuNet for gaming technology for airline use. From May 1989 to November 1989, Mr. Itkis was project engineer for Computer Sciences Corp., a software development firm, and, from July 1985 to May 1989, was project engineer for TRW, Inc., a company engaged in defense system design. Michail Itkis is the son of Yuri Itkis.

         ADAM ARON has been a director of the Company since December 10, 1996. Since July 1996, Mr. Aron has also served as Chairman of the Board and Chief Executive Officer of Vail Resorts, Inc., the operator of the three largest ski areas in the United States and largest ski-oriented company in the world. Prior to joining Vail Resorts, Inc., from July 1993 to July 1996, Mr. Aron served as President and Chief Executive Officer of Norwegian Cruise Line Limited, the world's fourth largest cruise company. From November 1990 until July 1993 Mr. Aron served as Senior Vice President of Marketing for United Airlines, and from 1987 to 1990 Mr. Aron served as Senior Vice President of Marketing of Hyatt Hotels Corporation. Mr. Aron holds an M.B.A from the Harvard Business School and a B.A in Government from Harvard College.

         BRIAN BARENTS has been a director of the Company since December 10, 1996. Since 1996, Mr. Barents has acted as Chief Executive Officer and President of Galaxy Aerospace ("Galaxy"), and prior to its formation Mr. Barents has acted as a management consultant for The Pritzker Organization, based in Chicago, Illinois, principally in connection with negotiations regarding formation of Galaxy. From 1989 to 1996, Mr. Barents acted as President and Chief Executive Officer of Learjet, Inc., a subsidiary of Bombardier, Inc. Prior thereto, Mr. Barents served as the Vice President of Sales Staff of Toyota Motor Corporation and as a Senior Vice President of Cessna Aircraft Company. Mr. Barents holds a Bachelor of Business Administration degree from Western Michigan University and attended a Graduate Studies program at the University of Michigan. Mr. Barents also serves on the Boards of Directors of Kaman Corporation and Intrust Bank.

         GENERAL ALEXANDER M. HAIG, JR. has been a director of the Company since August 1996. General Haig is the Chairman and President of Worldwide Associates, Inc., a consulting firm which assists public and private corporations both here and abroad in developing and implementing marketing and acquisition strategies in addition to providing strategic advice on the domestic and international political, economic and security environment as will affect global commercial activities. General Haig graduated from the U.S. Military Academy in 1947, was commissioned a Second Lieutenant in the Army and served in Japan, Korea, Europe and Vietnam in a variety of military assignments. From 1962 to 1965 he served in the Pentagon and received the Distinguished Service Cross for heroism during his service in Vietnam in 1966 and 1967. Advancing through the military ranks, he was promoted to full General in 1972. General Haig was named White House Chief of Staff by President Nixon in 1973, at which point he retired from the military. In 1974, President Ford recalled General Haig to active duty as Commander-in-Chief, U.S. European Command, and was later appointed Supreme Allied Commander in Europe, responsible for NATO's military force until he retired in 1979. General Haig was elected President and Chief Operating Officer of United Technologies Corporation and a member of its Board of Directors in 1979. On January 22, 1981, General Haig was sworn in as the Nation's 59th Secretary of State under President Reagan. He resigned from this position on July 5, 1982. He was an official candidate (1987-1988) for the nomination of the Republican Party for the presidency of the United States. General Haig is member of the Board of Directors of America Online, Inc., Interneuron Pharmaceutical, Inc., MGM Grand, Inc., and Progenitor, Inc.

         YURI ITKIS has been a director of the Company since October 1994. Since October 1989, Mr. Itkis has been the president and sole stockholder of FortuNet. Yuri Itkis is the father of Michail Itkis.

         THOMAS M. METZLER has been the President and Chief Operating Officer of the Company since November 1996. Prior thereto, from 1967 to 1996, Mr. Metzler served in various capacities with AMR Corporation, the parent company of American Airlines and AMR Services (a $500 million international diversified airline services company). Mr. Metzler's positions with AMR Corporation included, most recently, that of President and Chief Executive Officer of AMR Services. Mr. Metzler holds a Bachelor of Business Administration degree from the Adelphi University and attended the Advanced Management Program at the Harvard Business School.

         JOHN A. PRITZKER has been a director of the Company since December 10, 1996. Since January 1991, Mr. Pritzker has served as the Chief Executive Officer of the Red Sail Companies, which provide ad specialty and catalogue fulfillment services and operate water sports and retail facilities at resorts worldwide. Mr. Pritzker is a director of Ticketmaster Group, Inc., and a trustee of the U.S. Ski Team Foundation, San Francisco Museum of Modern Art, San Francisco Day School and Children Now.

         JAMES H. ZUKIN has been a director of the Company since June 1996. Mr. Zukin is Senior Managing Director - Product Development, Chairman of the Executive Committee, and a member of the Board of Directors of Houlihan Lokey Howard & Zukin ("Houlihan Lokey"), a specialty investment banking firm. Prior to joining Houlihan Lokey in September 1976, Mr. Zukin was founder and director of ESOT Valuation Group at Marshall & Stevens and Vice President at Niederhoffer, Cross & Zeckhauser. Currently, Mr. Zukin is a member of the ESOP Association of America and the National Center for Employee Ownership, and a member of the Board of Directors of Recreation World, Inc. and of the Brandeis-Bardin Institute.


MEETINGS OF THE BOARD OF DIRECTORS

         The business affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed through various reports and documents sent to them, through operating and financial reports routinely presented at Board and committee meetings by Michail Itkis, as the Chairman of the Board, and other officers, and through other means. In addition, directors of the Company discharge their duties throughout the year not only by attending Board meetings but also through personal meetings and other communications, including considerable telephone contact, with the Chief Executive Officer and others regarding matters of interest and concern to the Company.

         During the fiscal year ended October 31, 1996, the Company's Board of Directors held eight meetings. Each person who was a director attended all of the Board meetings, except as follows: (i) Mr. Haig was unable to attend two special meetings and (ii) Mr. Boris Itkis was unable to attend one special meeting.

BOARD COMMITTEES

         The Company's Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee but does not have a nominating committee. The members of each committee are appointed by the Board of Directors.

         Executive Committee. The Executive Committee has all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company to the fullest extent authorized by the provisions of the Delaware General Corporation Law. The Executive Committee currently consists of Messrs. Michail Itkis, John Pritzker and James Zukin. The Executive Committee was in session at various times during fiscal 1996.

         Audit Committee. The Audit Committee recommends to the Board of Directors the auditing firm to be selected each year as independent auditors of the Company's financial statements and to perform services related to the completion of such audit. The Audit Committee also has responsibility for (i) reviewing the scope and results of the audit, (ii) reviewing the Company's financial condition and results of operations with management, (iii) considering the adequacy of the internal accounting and control procedures of the Company, and (iv) reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence. The Audit Committee currently consists of Messrs. Aron and Barents. There was no Audit Committee in session during any of the meetings of the Board of Directors during fiscal 1996.

         Compensation Committee. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and administers the Company's stock incentive plan. The Compensation Committee during fiscal 1996 consisted of Messrs Haig and Zukin. The Compensation Committee currently consists of Messrs. Zukin and Pritzker. The Compensation Committee met three times during fiscal 1996, and all directors who were then members attended each such meeting.


                 PROPOSAL 2: ADOPTION OF 1997 STOCK OPTION PLAN

BACKGROUND

         The Company's Amended and Restated 1994 Stock Option Plan (the "1994 Plan") provides for the issuance of up to 2,400,000 shares of Class A Common Stock upon exercise of options granted thereunder. As of the Record Date, only 149,050 of the 2,400,000 shares authorized for issuance under the 1994 Plan remained available for new option grants. See "Executive Compensation -- Stock Options."

PROPOSAL

         At the Annual Meeting, the Company's stockholders are being requested to approve the adoption of the Interactive Flight Technologies, Inc. 1997 Stock Option Plan (the "1997 Plan"), which provides for the issuance of up to 1,500,000 shares of Class A Common Stock upon exercise of options granted under the 1997 Plan. The shares which the Company is permitted to issue under the 1997 Plan represent approximately 8.3% of the outstanding shares of Class A Common Stock at the Record Date (or 6.5% of the fully-diluted Class A Common Stock, after giving effect to the issuance of these 1,500,000 shares and assuming the exercise of all other options and rights to acquire Class A Common Stock outstanding at the Record Date). No Options have been granted to date under the 1997 Plan.

         The Company believes that grants of stock options motivate high levels of performance, align the economic interests of the Company's officers and executives with those of the stockholders, and provide an effective method of recognizing employee contributions to the success of the Company. The Company also believes that its ability to grant stock options is critical to its success in attracting and retaining experienced and qualified employees. The Company has only 149,050 shares available for issuance under the 1994 Plan which are not subject to currently outstanding options. Thus, since the adoption of the 1997 Plan is required to give the Board of Directors flexibility to grant additional stock options, the Company believes it is necessary and in the best interests of the Company and its stockholders to adopt the 1997 Plan.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

         Under Delaware law and the Bylaws of the Company, approval of the adoption of the 1997 Plan requires the affirmative vote of the holders of a majority of the votes represented in person or by proxy and cast at the Annual Meeting. For this purpose, abstentions will have the effect of votes against the proposal. However, broker non-votes, like shares not represented at the meeting, will neither be counted in favor of or against the proposal, nor increase or decrease the number of votes required for approval, and thus will have no effect on the outcome of the proposal.

         THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2.

SUMMARY OF THE 1997 PLAN

         The essential features of the 1997 Plan are outlined below. A copy of the 1997 Plan is attached as Appendix A to this Joint Proxy
Statement/Prospectus. The following summary does not purport to be fully descriptive and is subject in its entirety to the full text of the 1997 Plan attached as Appendix A.

         (a) Shares subject to the 1997 Plan. Up to an aggregate of 1,500,000 shares of Class A Common Stock are authorized for issuance under the 1997 Plan. Shares which are not issued prior to expiration or termination of an option may thereafter be available for future options under the 1997 Plan and will not be deemed to increase the aggregate number of shares available under the 1997 Plan. The aggregate number of shares available under the 1997 Plan and the number of shares subject to outstanding options will be increased to reflect any changes in the outstanding common stock of the Company by reason of any recapitalization, reclassification, stock dividend, stock split, reverse stock split, merger, combination or other similar transaction.

         (b) Type of Options. Two types of options may be granted under the 1997
Plan: options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options not so qualified for favorable federal income tax treatment.

         (c) Administration. With respect to option grants made to officers or directors of the Company subject to Section 16(b) of the Exchange Act, the 1997 Plan will be administered by the Board (if the Board may administer the Plan in compliance with the requirements for grants under the 1997 Plan to be exempt acquisitions under Rule 16b-3 under the Exchange Act) or a committee designated by the Board consisting of "Non-Employee Directors" within the meaning of Rule 16b-3.

         (d) Amendment and Termination of the 1997 Plan. The Board may amend or terminate the 1997 Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Section 422 or Section 162(m) of the Code, Rule 16b-3 under the Exchange Act, or any other successor or applicable law or regulation, the Company shall obtain stockholder approval of any 1997 Plan amendment in such a manner and to such a degree as is required by the applicable law, rule or regulation. Any amendment or termination of the 1997 Plan shall not affect options already granted and such options shall remain in full force and effect as if the 1997 Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Committee. The Code and the rules and regulations thereunder governing incentive stock option plans currently require stockholder approval for any increase in the number of shares issuable under a plan and for changes in the eligibility standards under a plan.

         (e) Eligibility and Participation. All employees, directors, consultants and advisors of the Company shall be eligible for selection to participate in the 1997 Plan, except that only regular employees of the Company shall be eligible to receive incentive stock options under the 1997 Plan. An individual who has been granted an option may, if such individual is otherwise eligible, be granted an additional option or options if the Committee shall so determine, subject to the other provisions of the 1997 Plan. No officer may receive option grants with respect to more than 500,000 shares of Class A Common Stock (subject to adjustment in the event of stock splits, stock dividends and other similar transactions) during any fiscal year or portion thereof.

         (f) Duration of Options. Each option shall be of a duration specified in the option agreement by the Committee, but all options shall expire within ten years of the date of grant. Incentive stock options granted to employees owning in excess of ten percent of the voting securities of the Company shall expire within five years of the date of grant.

         (g) Duration of the 1997 Plan. The 1997 Plan shall remain in effect until for a term of ten years, unless sooner terminated by the Board.

         (h) Assignability. During the life of the option holder, the option will be exercisable only by the recipient. Options will be transferrable only by will and the laws of descent and distribution.

         (i) Purchase Price. In the case of incentive stock options, the purchase price payable upon the exercise of an option must be at least equal to the fair market value of the stock on the date the option is granted. The exercise price of a non-qualified stock option need not be equal to the fair market value of the stock at the date of grant, but may be granted with any exercise price as the Committee may determine. Additionally, grants of incentive stock options to an employee owning over 10% of the voting stock of the Company must be at an exercise price of not less than 110% of the fair market value on the date of grant. The Committee shall determine the acceptable form of consideration for exercising any option granted under the 1997 Plan, including the method of payment, which may consist entirely of (i) in cash, (ii) by means of a promissory note, (iii) by delivery of a properly executed exercise notice together with other documentation required to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, (iv) if authorized by the Committee, or if specified in the option being exercised, by delivery of Class A Common Stock already owned by and in possession of the option holder, or (v) any combination thereof, at the same time the option is exercised.

         (j) Limitations on Value of Incentive Option Grants. The 1997 Plan limits the aggregate market value of stock (valued at the date of option grant) subject to incentive stock options for any employee in any calendar year to not more than $100,000.

         (k) Termination of Employment; Death. No incentive stock option will be exercisable more than 90 days after termination of the employment of the option holder except that (i) if such termination is due to death or disability of the employee, then such option may be exercisable for no more than six months after such employee's death or disability and (ii) if the optionee has disclosed confidential information or trade secrets of the Company or is otherwise in breach of his or her employment or consulting agreement with the Company, such option shall cease to be exercisable immediately. In the case of non-qualified options, the administrator shall determine the period of exercisability after termination of the employment or other relationship of the option holder with the Company, except that, if such termination is due to death or disability, the non-qualified stock options shall remain exercisable for at least twelve months after such option holder's death or disability (but in no event later than the term of the option stated in the applicable option agreement or notice of grant).

         (l) Actions in Event of Certain Transactions. In the event that the Company merges with, or sells substantially all of its assets to, another entity, the administrator of 1997 plan has discretion to take certain actions, including to shorten the period during which Options are exercisable, accelerate vesting of any option, arrange to have the surviving or successor entity assume or replace the options or cancel options and pay the holders thereof cash in lieu thereof. Any option agreement may also provide for one or more of such actions to be taken.

FEDERAL INCOME TAX CONSIDERATIONS

         Under federal income tax law, the grant of a non-qualified stock option has no tax effect on the Company or the optionee to whom it is granted. If the shares received on exercise of a non-qualified option are not subject to restrictions on transfer and risk of forfeiture, the exercise will result in ordinary income to the optionee equal to the excess of the fair market value of the shares at the time of exercise over the option price. The optionee's tax basis in the shares received will be equal to the aggregate exercise price paid by the optionee plus the amount of taxable income recognized. Upon any subsequent disposition of the shares, any further gain or loss will normally be capital gain or loss, and will be long-term if held more than one year after exercise. Subject to the limitations of Section 162(m) of the Code, discussed below, the Company will generally be allowed, at the time of recognition of ordinary income by the optionee upon exercise, to take a deduction for federal income tax purposes in an amount equal to such recognized income, provided that the Company has complied with any obligation it may have to withhold taxes with respect to such non-qualified stock option.

         If the shares received on exercise of a non-qualified option are subject to certain restrictions on transfer and risks of forfeiture, the exercise of the option will only result in a taxable transaction to the employee and a deduction to the Company if the optionee elects to be taxed at that time, and the tax consequences will be as described in the preceding paragraph. If an effective election is not made, income will be recognized when restrictions on transfer or risks of forfeiture lapse, at which time the optionee will recognize ordinary income equal to the excess of the fair market value of the shares purchased over the option price at that time and, subject to Section 162(m) of the Code, the Company will generally be allowed an equal deduction. The optionee's tax basis in the shares received will be equal to the aggregate option price plus the amount of taxable income recognized. Taxation or any subsequent disposition of shares will normally generate capital gain or loss as described above.

         Except as noted below, there will also be no federal income tax consequences to the Company or the optionee as a result of the grant or exercise of an incentive stock option. If the optionee holds shares for at least two years from the date of the grant and at least one year from the date of exercise, a subsequent sale of the shares at a price different from the option price will generate taxable long-term capital gain or loss. If the holding periods described above are met, no deduction will be allowed to the Company for federal income tax purposes at any time. If, however, the optionee disposes of the shares prior to satisfying both the holding periods described above (a "Disqualifying Disposition"), (i) the optionee will realize ordinary income in the year of such disposition in an amount equal to the difference between the option price and the lesser of (a) the fair market value of such shares on the date of exercise or (b) the sales price; (ii) subject to Section 162(m) of the Code, the Company will generally be entitled to a deduction for such year in the amount of the ordinary income so realized; and (iii) the optionee will realize capital gain or loss in an amount equal to the difference between (a) the amount realized by the optionee upon such sale of the shares and (b) the option price paid by the optionee increased by the amount or ordinary income, if any, realized by the optionee upon such disposition.

         The alternative minimum tax may apply to optionees because the excess of the fair market value of shares received over the exercise price of an incentive stock option on the exercise date constitutes an item of preference in the year of exercise unless there is a Disqualifying Disposition in that year. The alternative minimum tax may produce a higher tax than the regular income tax applicable to the optionee.

         While there are possible tax advantages to the employees who receive incentive stock options rather than non-qualified stock options, there are tax disadvantages to the Company. As discussed above, the Company normally is entitled, subject to Section 162(m) of the Code, to take a deduction for tax purposes in an amount equal to the ordinary income recognized by the optionee at the time of exercise of a non-qualified stock option; but in the case of an incentive stock option where there is no Disqualifying Disposition, the Company normally will not be entitled to any deduction.

         Section 162(m) of the Code, which was added to the Code in 1993, provides that any publicly held corporation will be denied a deduction for compensation paid to a "covered employee" to the extent that the compensation exceeds $1,000,000. However, the deduction limit does not apply to "performance-based compensation", as defined in Section 162(m). Performance-based compensation is compensation where (i) the compensation is payable on account of the attainment of one or more performance goals; (ii) the performance goals are established by a compensation committee of the board of directors consisting of "outside directors"; (iii) the material terms of the compensation and the performance goals are disclosed to and approved by the stockholders in a separate vote; and (iv) the compensation committee certifies that the performance goals have been satisfied. If approved by the stockholders, the Company believes that the stock options granted under this plan (unless granted for purchase prices below the fair market value of the stock subject to the option or right) will satisfy the requirements to be treated as performance-based compensation.


            PROPOSAL 3: AMENDMENT TO CERTIFICATE OF INCORPORATION TO AUTHORIZE BOARD OF DIRECTORS TO ADOPT, AMEND OR REPEAL BYLAWS

BACKGROUND

         The Delaware General Corporation Law provides that, after a corporation has received any payment for any of its stock, the power to adopt, amend or repeal such corporation's bylaws is vested in the stockholders entitled to vote. However, any corporation may in its certificate of incorporation confer upon its directors the power to adopt, amend or repeal its Bylaws.

         The Company's Certificate of Incorporation (the "Certificate") presently does not grant the Board the authority to adopt, amend or repeal the Company's Bylaws. The Board believes that it would be in the best interests of the Company for the Board to have such authority, since most provisions of the Bylaws are ministerial in nature, and soliciting stockholder approval of each Bylaw amendment, however minor, is cumbersome, time consuming and unnecessarily costly. For these reasons, the Board believes that it is uncommon for a board of directors of a publicly-traded corporation not to have such authority. Further, under Delaware law, granting the Board this authority will not limit the power of the Company's stockholders thereafter to adopt, amend or repeal the Company's Bylaws.

PROPOSAL

         At the Annual Meeting, the Company's stockholders are being requested to approve the adoption by the Board of an amendment to the Certificate which would grant the Board authority to adopt, amendment or repeal the Bylaws. The text of this proposed amendment is as follows:

                  "Resolved that a new Article Ten be added to the Company's Certificate of Incorporation which shall read in its entirety as follows:

                                   ARTICLE TEN
                                     BYLAWS

                           The Board of Directors is expressly empowered to
                  adopt, amend or repeal the Bylaws of the Corporation."

         The Board of Directors does not presently intend to modify the Bylaws from their current form except (i) to revise the descriptions therein of the various officers of the Company so as to conform the descriptions with the Company's current practice and (ii) to update the address of the Principal Executive Offices of the Company.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

         Under Delaware law and the Bylaws of the Company, the affirmative vote of the holders of a majority of the votes entitled to be cast at the Annual Meeting (whether or not represented in person or by proxy) is required to adopt the proposed amendment. For this purpose, abstentions and broker non-votes will have the effect of votes against the proposal.

         THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 3.



           PROPOSAL 4: APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

BACKGROUND; PROPOSAL

         The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG") to act as its independent accountants for the fiscal year ending October 31, 1997 and the financial statements relating thereto. KPMG previously acted as the Company's independent accountants for its 1995 and 1996 fiscal years.

         The stockholders are being asked to approve the appointment of KPMG by the Board of Directors for the fiscal year ending October 31, 1997. In the event the appointment is not approved, the Board of Directors will reconsider its selection.

         Representatives of KPMG are expected to be present at the Annual Meeting and available to respond to appropriate questions by stockholders. Such representatives also will be afforded an opportunity, should they so desire, to make any statements to the stockholders which they deem appropriate.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

         Under Delaware law and the Bylaws of the Company, approval of the appointment of KPMG, certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1997 requires the affirmative vote of the holders of a majority of the votes represented in person or by proxy and cast at the Annual Meeting. For this purpose, abstentions will have the effect of votes against the proposal. However, broker non-votes, like shares not represented at the meeting, will neither be counted in favor of or against the proposal, nor increase or decrease the number of votes required for approval, and thus will have no effect on the outcome of the proposal.

         THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 4.

                               EXECUTIVE OFFICERS

         The following table sets forth the names, ages and current positions with the Company of the Company's current executive officers:

NAME                       AGE              POSITION
Michail Itkis              33               Chief Executive Officer
Thomas M. Metzler          52               President and Chief Operating Officer
John W. Alderfer           52               Vice President, Chief Financial Officer and Treasurer
Robert Hooper              61               Vice President-- Sales and Marketing

         Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See "Executive Compensation -- Employment and Severance Agreements." Biographical information for Messrs. Itkis and Metzler is provided above under "Proposal 1: Election of Directors."

         JOHN W. ALDERFER has served as the Company's Chief Financial Officer since September 1996. Prior to joining the Company, from September 1990 through September 1996, Mr. Alderfer served as the Senior Vice President, Treasurer and Chief Financial Officer of Alliance Gaming Corporation, a publicly-traded diversified gaming company which operates various casinos and also engages in gaming equipment manufacturing and distribution. From 1989 to 1990, Mr. Alderfer served as the Chief Financial Officer of The Bicycle Club -- a Los Angeles based California card club. From 1971 to 1989, Mr. Alderfer served in various financial capacities with the Summa Corporation, the Howard R. Hughes Estate Businesses, which operated numerous gaming establishments in Las Vegas and Reno. From 1966 to 1971, he was employed as a certified public accountant by Deloitte & Touche (then known as Haskins & Sells). Mr. Alderfer received his Bachelor of Science in Business Administration with an accounting major from Texas Tech University in 1966 and is a certified public accountant.

         ROBERT HOOPER has served as the Company's Vice President -- Sales and Marketing since January 1997. From June 1994 through November 1996, Mr. Hooper acted as Vice President of Industry Marketing & Business Development for Stratus Computer, Inc., a system and software manufacturer. From 1992 to 1994, Mr. Hooper served as Vice President -- Marketing and Product Planning for American Airlines (AMRIS, Transportation Automation Services), a subsidiary of AMR Corporation. From 1989 to 1992, Mr. Hooper served as Vice President -- Marketing and Sales and Vice President -- Airline Marketing of British Airways. From 1960 to 1989, Mr. Hooper held various positions with International Business Machines Corp. including, most recently, that of Director of International Airline Marketing. Mr. Hooper holds a Bachelor of Arts degree from the University of Rochester and attended the Financial Management for Senior Executives program of the Harvard Business School.



                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

         The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company for the fiscal period commencing February 1, 1994 (commencement of operations) through October 31, 1994 and the fiscal years ended October 31, 1996 and October 31, 1995 to (i) the Chief Executive Officer (the "CEO"), and (ii) those executive officers other than the CEO whose total annual compensation for the 1996 fiscal year exceeded $100,000 (the "Named Executive Officers"):

                                            SUMMARY COMPENSATION TABLE

                                                                                                        LONG TERM
                                                                         ANNUAL COMPENSATION       COMPENSATION AWARDS
NAME AND PRINCIPAL POSITION                               FISCAL YEAR         SALARY ($)            STOCK OPTIONS (#)
---------------------------                               -----------         ----------            -----------------
Michail Itkis, Chief Executive Officer(1)..............      1996              188,933                   375,000
                                                             1995              125,000                    15,000
                                                             1994                   --                        --

Robert J. Aten, Former Chief Financial Officer(2)......      1996              216,380(4)                 30,000
                                                             1995               97,115                        --
                                                             1994                   --                        --

Lance D. Fieldman, Former Vice President--                   1996              298,075(4)                 35,000
Sales(3)...............................................      1995               60,000                     5,000
                                                             1994                   --                        --

Donald H. Goldman, Former President(5).................      1996              107,308(6)                     --
                                                             1995              150,000                    15,000
                                                             1994                   --                        --

----------
(1) Excludes relocation expenses of $114,997 paid to Mr. Itkis during the 1996 fiscal year.
(2) Excludes relocation expenses of $20,453 paid to Mr. Aten during the 1996 fiscal year. Mr. Aten resigned as Chief Financial Officer as of October 11, 1996.
(3)  Mr. Fieldman resigned as Vice-President of Sales as of November 2, 1996.
(4) Includes certain payments made as severance upon resignation. See "-- Employment and Severance Agreements."
(5)  Mr. Goldman resigned as President as of May 10, 1996.
(6) Includes certain payments due as severance upon resignation. See "-- Employment and Severance Agreements."


                          OPTION GRANTS IN FISCAL YEAR

         The following table sets forth the grant of stock options made during the 1996 fiscal year to the CEO and the Named Executive Officers:

                                                           % TOTAL OPTIONS GRANTED TO
                                                                EMPLOYEES IN 1996         EXERCISE       EXPIRATION
NAME                                  OPTIONS GRANTED            FISCAL YEAR(1)         PRICE(2) ($)        DATE
----                                  ---------------           ----------------        ------------        ----
Michail Itkis...................              300,000                                      9.875          8/27/2006
                                               75,000                                      11.00          2/20/2006
                                            =========
                                              375,000                24.52%

Robert J. Aten..................               30,000                 1.96%                 4.40          1/31/2006

Lance D. Fieldman ..............               25,000                                       5.00          1/31/2005
                                               10,000                                      11.00          2/20/2006
                                            =========
                                               35,000                 2.29%

Donald H. Goldman...............               25,000                 1.64%                11.00          2/20/2006

----------
(1) Based on a total of 1,529,000 options granted to employees during the 1996 fiscal year.
(2) Represents 100% of the fair market value of the Class A Common Stock on the date of grant. However, all stock options under the 1994 Plan with exercise prices in excess of $8.00 were repriced to $8.00 on January 6, 1997 provided the holder was a current employee, officer, director or consultant of the Company.

                 AGGREGATED OPTION EXERCISES IN 1996 FISCAL YEAR
                             AND FY-END OPTION VALUE

         The following table provides certain information regarding stock option ownership and exercises by the CEO and the Named Executive Officers, as well as the number and assumed value of exercisable and unexercisable options held by those persons, at October 31, 1996:

                                                                                    VALUE OF
                                                               NUMBER OF          UNEXERCISED
                                                              UNEXERCISED         IN-THE-MONEY
                                                                OPTIONS            OPTIONS AT
                                                             AT OCTOBER 31,      OCTOBER 31, 1996
                                                                1996 (#)               ($)
                         SHARES ACQUIRED       VALUE          EXERCISABLE/         EXERCISABLE/
NAME                     ON EXERCISE (#)    REALIZED ($)    UNEXERCISABLE(1)     UNEXERCISABLE(1)
----                     ---------------    ------------    ----------------     ----------------
Michail Itkis ........           --                --       115,000/275,000         $99,000/
                                                                                    $1,125,000
Robert J. Aten .......       19,847           258,000       0/0                     $0/$0
Lance D. Fieldman ....        3,040            38,760       0/35,000                $0/$0
Donald H. Goldman ....        5,708            58,507       0/25,000                $0/$0

----------
(1) Value of exercisable "in-the-money" options is equal to the difference between the closing bid price per share of the Class A Common Stock on the Nasdaq Small-Cap Market of $11.00 at October 31, 1996 and the option exercise price per share multiplied by the number of shares subject to options.

EMPLOYMENT AND SEVERANCE AGREEMENTS

         The Company has an employment agreement with Michail Itkis, the Company's Chief Executive Officer, under which Mr. Itkis currently receives a per annum base salary of $250,000. The agreement provides for 12 months severance pay (with certain offset provisions) if Mr. Itkis is terminated by the Company under certain conditions. The agreement also provides that Mr. Itkis will not compete with the Company during the term of the agreement and for a period of three years thereafter. The agreement expires October 30, 1997; however, the Board has approved, and the Company and Mr. Itkis are negotiating the terms of, a new employment agreement for Mr. Itkis which would extend through August 27, 1999, at the same base salary.

         The Company has also executed employment agreements with Thomas Metzler (the Company's current President and Chief Operating Officer) and John Alderfer (the Company's current Chief Financial Officer), which have terms of two years (commencing November 1996) and three years (commencing September 1996), respectively. The Company has the option to extend the term under Mr. Metzler's employment agreement for one additional year. Under these agreements Messrs. Metzler and Alderfer receive annual base salaries of $325,000 and $200,000, respectively, plus certain bonuses if the Company meets performance criteria specified by the Board. In connection with the execution of these agreements, Messrs. Metzler and Alderfer also received options to purchase 250,000 shares and 175,000 shares, respectively, of Class A Common Stock (which options vest over two years and three years, respectively, from their grant dates).

         Donald H. Goldman served as a director of the Company and was employed by the Company as President until he resigned from such positions as of May 10, 1996. Mr. Goldman left the Company voluntarily to pursue other interests. In connection with his resignation, the Company and Mr. Goldman agreed that Mr. Goldman will render such consulting, legal and other services to the Company, consistent with his experience and background and subject to his other business commitments, as may be reasonably requested by the Company's then President or Chief Executive Officer during the 15 month period commencing on May 10, 1996. The Company agreed to pay Mr. Goldman at the rate of $150,000 per year during such 15 month period and to grant Mr. Goldman an option to purchase 10,000 shares of Class A Common Stock in the event that either or both of Messrs. Michail Itkis and Steven Fieldman receive compensatory options during the Consulting Term.

         Robert J. Aten was employed by the Company as Chief Financial Officer pursuant to an employment agreement with the Company until he was replaced in that position as of October 11, 1996. In connection with his termination, the Company and Mr. Aten agreed that Mr. Aten will render certain limited consulting and other services to the Company as may be reasonably requested by the Company. Pursuant to Mr. Aten's employment agreement, he received an aggregate severance payment of $90,390 upon his termination.

         Lance D. Fieldman was employed by the Company as Vice President of Sales pursuant to an employment agreement with the Company until he resigned from the position as of November 2, 1996. In connection with his resignation, the Company and Mr. Fieldman agreed that Mr. Fieldman will render certain limited consulting and other services to the Company, consistent with his experience and background and subject to his other business commitments, as may be reasonably requested by the Company during the one-year period commencing on November 2, 1996. The Company agreed to pay Mr. Fieldman an aggregate of $100,000 as compensation for such services and an additional $300,000 as settlement of certain commissions claimed to be owed to him. Mr. Fieldman has further agreed that he will vote his stock on all matters in proportion to the vote of the Company's other stockholders.

         Steven M. Fieldman served as a director of the Company and was employed by the Company as Vice President of Business Development pursuant to an agreement with the Company until he resigned from the position as of November 2, 1996. In connection with his resignation, the Company and Mr. Fieldman agreed that Mr. Fieldman will render certain limited consulting and other services to the Company, consistent with his experience and background and subject to his other business commitments, as may be reasonably requested by the Company during the period ending October 27, 1999. Mr. Fieldman will receive a fee of $55,000 per year for such services. In addition, the Company has agreed that, notwithstanding Mr. Fieldman's resignation, all of his outstanding employee or director stock options will continue to vest and be exercisable in accordance with their respective terms, except that vesting of 300,000 options granted August 27, 1996 will be partially accelerated. Mr. Fieldman has further agreed that he will vote his stock on all matters in proportion to the vote of the Company's other stockholders.

DIRECTOR COMPENSATION

         Outside directors receive $2,500 for each meeting attended in person and $1,000 for each meeting attended telephonically. In addition, all directors are reimbursed for expenses actually incurred in connection with each meeting of the Board of Directors or any Committee thereof attended. Each director has also received grants of options under the Company's 1994 Stock Option Plan. See "-- Stock Options -- Directors' Options."

STOCK OPTIONS

         In October 1994, the Board of Directors adopted, and in November 1994 the Company's stockholders approved, the 1994 Stock Option Plan (the "1994 Plan"). In August 1996 the stockholders approved an amendment to the 1994 Plan which increased the number of shares authorized under the plan to 2,400,000 shares of the Company's Class A Common Stock. Under the 1994 Plan, employees, officers and directors of, and consultants or advisers to, the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the Code and/or options that do not qualify as incentive options ("non-qualified options"). The 1994 Plan, which expires in September 2004, is administered by the Board of Directors or a committee of the Board of Directors, provided, however, that with respect to "officers" and "directors," as such terms are defined for the purposes of Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act, such committee shall consist of "disinterested" directors as defined in Rule 16b-3, but only if at least two directors meet the criteria of "disinterested" directors as defined in Rule 16b-3. The 1994 Plan also provides for automatic grants of options to certain directors in the manner set forth below under "-- Directors' Options."

         Options granted under the 1994 Plan may be either incentive options or non-qualified options. Incentive options granted under the 1994 Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Class A Common Stock on the date of the grant, except that the term of an incentive option granted under the 1994 Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Class A Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, such options will be treated as non-qualified options to the extent that the fair market value of the optioned shares exceeds $100,000. Additionally, the aggregate number of shares of Class A Common Stock that may be subject to options granted to any person in a calendar year shall not exceed 25% of the maximum number of shares of Class A Common Stock which may be issued from time to time under the 1994 Plan. Options granted under the 1994 Plan to officers, directors or employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 90 days of the date of termination of the employment relationship or directorship, unless otherwise agreed by the Company. However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship or directorship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the committee determines. No option may be granted under the 1994 Plan after October 2004.

         Options may be granted only to such employees, officers and directors of, and consultants and advisors to, the Company or any subsidiary of the Company as the Board of Directors or the committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options.

         As of the Record Date, options to purchase an aggregate of 2,493,200 shares had been granted under the 1994 Plan at exercise prices ranging from $4.40 to $14.375 per share, of which 130,250 had been exercised and 112,000 had been forfeited. Accordingly, as of the Record Date, options to purchase 2,250,000 shares were outstanding under the 1994 Plan. The Company has filed a registration statement with the Commission covering the 2,400,000 shares of Class A Common Stock issuable upon exercise of options granted under the 1994 Plan.

Directors' Options

         The provisions of the 1994 Plan provide for the automatic grant of non-qualified stock options to purchase shares of Common Stock ("Director Options") to directors of the Company who are not employees or principal stockholders of the Company ("Eligible Directors"). Eligible Directors of the Company were granted a Director Option to purchase 10,000 shares of Class A Common Stock on March 7, 1995 ("Initial Director Option"). Further, commencing on the day immediately following the date of the annual meeting of stockholders for the Company's fiscal year ending October 31, 1996, each Eligible Director, other than directors who received an Initial Director Option since the last annual meeting, will be granted a Director Option to purchase 1,000 shares of Common Stock ("Automatic Grant") on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the Class A Common Stock on the date of grant, except for directors who receive incentive options and who own more than 10% of the voting power, in which case the exercise price shall be not less than 110% of the fair market value on the date of grant. Director Options are exercisable in four equal annual installments, commencing one year from the date of grant. Director Options will expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board of Directors.

         However, notwithstanding the foregoing, the 1994 Plan allows grants to any director in addition to or in lieu of the foregoing automatic grants. Accordingly, upon their appointment to the Board, Messrs. Aron, Barents, Haig, Pritzker and Zukin were granted options covering 20,000, 20,000, 100,000, 230,000 and 150,000 shares, respectively, of Class A Common Stock. See "Certain Relationships and Related Transactions -- Strategic Alliance With Hyatt Group" and "-- Consulting and Advisory Agreements."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STRATEGIC ALLIANCE WITH HYATT GROUP

         In November 1996, the Company executed a Strategic Alliance Agreement (the "Alliance Agreement") to form a strategic alliance with Hyatt Ventures, Inc. ("Hyatt"). Mr. Pritzker has an indirect beneficial ownership interest in Hyatt and serves as its President. Under the terms of the Alliance Agreement, Hyatt, directly and through certain of its affiliates (collectively, the "Hyatt Group"), has agreed to use its best commercial efforts to assist the Company in advancing the Company's business with respect to the Entertainment Network. In return, Hyatt will receive warrants to purchase Class A Common Stock comprising up to ten percent of the fully-diluted outstanding Class A and Class B Common Stock (after giving effect to the exercise of these warrants and the exercise of all other rights, options and warrants outstanding as of that date). One-ninetieth of these warrants will be issued for each airplane with respect to which the Company, or a joint venture subsidiary of the Company, obtains a binding purchase commitment from an airline (excluding Swissair, Debonair, Alitalia and certain smaller airlines with which the Company has had prior negotiations). Under the Alliance Agreement, Hyatt also purchased 141,500 shares of the Company's Class A Common Stock in the open market for an aggregate of approximately $1,000,000.

         Hyatt also has the right to designate no less than two nominees to the Board of Directors of the Company (the "Board"), and may designate additional nominees if the size of the Board is increased. Hyatt has designated John Pritzker, President of Hyatt and Adam Aron, Chairman and Chief Executive Officer of Vail Resorts, Inc. to be its representatives on the Board. Under the terms of the Alliance Agreement, these individuals received options to purchase an aggregate of 250,000 shares of Class A Common Stock under the Company's Amended and Restated 1994 Stock Option Plan.

         Hyatt also has the right under the Alliance Agreement to invest in each of up to six joint ventures in order to raise up to one-third of the financing required by the Company for specified airline projects and up to two such joint ventures relating to non-airline projects (each, a "Joint Venture"). The Alliance Agreement further provides that, at any time following completion of the installation of all Entertainment Networks initially contemplated to be financed and sold by a specified airline Joint Venture (or at a similar mutually agreed upon milestone with respect to any non-airline Joint Venture), Hyatt shall have the right to convert between fifty percent and one hundred percent of its initial equity interest in such Joint Venture into shares of Class A Common Stock. This conversion would be at a rate based on the then market price of a share of Class A Common Stock and a valuation of Hyatt's equity interest in the Joint Venture on the conversion date (as mutually agreed by the parties or, absent such agreement, as determined by an independent appraiser using a discounted cash flow method). Such a conversion may not be fully exercised if, after giving effect thereto, the aggregate ownership of Class A Common Stock by Hyatt or the Hyatt Group (excluding shares of Class A Common Stock acquired under the above-described warrants, shares acquired in the above-described $1 Million open market purchases and shares received for executing the Qantas agreement as described below) would exceed twenty percent of the aggregate number of shares of voting securities of the Company then outstanding, calculated on a fully diluted basis.

         The Alliance Agreement and related agreements also provide Hyatt with the right to demand up to four registrations, and unlimited "piggyback" registration rights, in connection with its resale of any shares acquired under the Alliance Agreement (other than shares acquired in the open market).

         Following execution of the Alliance Agreement, Hyatt agreed to execute an agreement with Qantas which was necessary in order for the Company to become a preferred provider in the Qantas bid alignment process, in exchange for which Hyatt received an additional 60,000 shares of Class A Common Stock.

FORTUNET LICENSE

         In October 1994, the Company entered into an Intellectual Property License and Support Services Agreement with FortuNet, Inc. ("Fortunet"), which was amended and restated on November 7, 1996 (as amended, the "FortuNet License"). The FortuNet License grants the Company a worldwide, perpetual license to FortuNet's current and future patents, copyrights, trade secrets and related know-how covering a computerized system for use in all fields other than bingo halls. Further, this license is exclusive to the Company within the airline industry. As consideration, the Company must pay FortuNet an annual license fee of $100,000 in monthly installments through November 2002. The Company was previously also required to compensate FortuNet for certain development, support and maintenance services, but this obligation has been terminated effective November 7, 1996. Further, the restated version of the FortuNet License no longer prohibits the Company from engaging in any gaming activities outside of airplanes. In exchange for these amendments to the FortuNet License and certain other modifications, on November 7, 1996, the Company issued to FortuNet a warrant to purchase fifty thousand shares of Class A Common Stock at a price of $9.75 per share, which was repriced on January 6, 1997 to $8.00 per share. Under the FortuNet License, an aggregate of $100,000 was paid to FortuNet in fiscal 1996.

         Yuri Itkis, a director and principal stockholder of the Company, is the President and sole stockholder of FortuNet and Boris Itkis, a former director of the Company and a son of Yuri Itkis, is an employee of FortuNet. Michail Itkis, the Chief Executive Officer and a director of the Company, is also a son of Yuri Itkis and was an employee of FortuNet until October 1994. The FortuNet License was entered into after extensive negotiations between the parties and the Company believes that the terms of the agreement are no less favorable to the Company than could be obtained from an unaffiliated third party.

STOCKHOLDERS' AGREEMENT

         In October 1994, the Company entered into a stockholders' agreement with Yuri Itkis, Michail Itkis, Boris Itkis, Steven M. Fieldman, Donald H. Goldman and Lance Fieldman (the "Stockholders' Agreement"). In connection with the May 1996 and November 1996 resignations of Messrs. Goldman, Steven Fieldman and Lance Fieldman described in "Executive Compensation," and in connection with the execution of the Strategic Alliance Agreement with Hyatt, the parties to the Stockholders' Agreement entered into agreements which terminated the Stockholders' Agreement as to Messrs. Goldman, Steven Fieldman and Lance Fieldman, added Hyatt as a Stockholder under the Stockholders' Agreement, and amended certain terms of the Stockholders' Agreement.

         As amended, the Stockholders' Agreement provides that Michail Itkis and Yuri Itkis shall each be entitled to designate one nominee to the Company's Board of Directors and that Hyatt shall be entitled to designate two nominees to the Company's Board of Directors. No other parties have any continuing right under the Stockholders' Agreement to nominate a director. Each stockholder who is a party to the Stockholders' Agreement agreed to vote all the shares of Common Stock owned by him for the election of the directors so nominated and not to take any action to remove any director so elected (except for the director(s) nominated by such stockholder). In addition, the Stockholders' Agreement no longer contains provisions which restrict the sale, transfer or assignment of the parties stock in the Company and no longer governs meetings of the Company's board of directors.

EMPLOYMENT MATTERS

         The Company has employment agreements with certain of its executive officers and has granted such officers options to purchase shares of Class A Common Stock. See "Executive Compensation -- Employment and Severance Agreements." In addition, Michail Itkis's wife, Lauren Snopkowski, is currently the Secretary of the Company, and was an employee of the Company until April 1997. Ms. Snopkowski, who also served as Controller and Treasurer of the Company during fiscal 1996, received compensation in fiscal 1996 of $113,906. In addition, Mr. Itkis' sister-in-law, Jennifer Snopkowski, was the Company's Product Engineering Manager, for which she received compensation of $75,760 in fiscal 1996. Jennifer Snopkowski was formerly a project engineer for Hughes Aircraft Company for over 10 years, and has masters and bachelors degrees in Mechanical Engineering from the Massachusetts Institute of Technology.

CONSULTING AND ADVISORY AGREEMENTS

         The Company had consulting arrangements with former director Howard J. Tytel pursuant to which he received fees of $100,000 for the fiscal year ended October 31, 1996 and $50,000 for the fiscal year ended October 31, 1995. Mr. Tytel's services to the Company included assistance in negotiating various employment agreements, the original FortuNet License, the original Stockholders' Agreement and certain financing arrangements for the

Company, as well as consulting on various business and financial matters. The Company has no current consulting arrangements with Mr. Tytel.

         Concurrently with the 1994 execution of the FortuNet License, the Company entered into a Consulting Agreement with Yuri Itkis, which provided for an annual consulting fee of $100,000 and the grant of stock options to purchase 40,000 shares of Class A Common Stock at an exercise price of $4.40 per share. Under this consulting agreement, Mr. Itkis received an aggregate of $100,000 in fiscal 1996. This consulting agreement was terminated effective November 7, 1996.

         On April 8, 1996, the Company entered into a consulting agreement (the "Haig Consulting Agreement") with General Alexander M. Haig, Jr. and Worldwide Associates, Inc., a corporation controlled by General Haig. Pursuant to the Haig Consulting Agreement, General Haig will provide strategic advisory services for the Company to advance the Company's interests worldwide. In consideration of such services, during the three-year term of the Haig Consulting Agreement the Company will pay an aggregate of $50,000 annually and a fee of one percent (1%) of gross revenues received by the Company from customers obtained through the significant advice or assistance provided by General Haig. Under the Haig Consulting Agreement, General Haig received options to acquire an aggregate of 100,000 shares of Class A Common Stock vesting over a three-year period.

         By letter agreement dated May 28, 1996, the Company entered into a financial advisory agreement with Houlihan Lokey Howard & Zukin Capital ("Houlihan Lokey"), pursuant to which Houlihan Lokey provides certain advice and assistance regarding its strategic posture and alternatives and as to various financing alternatives. The Company in turn agreed to pay Houlihan Lokey a one-time retainer fee of $50,000 and a monthly fee thereafter of $20,000. The Company also agreed to pay Houlihan Lokey a percentage of capital raised in certain transactions and, pursuant to this provision, the Company paid Houlihan Lokey $699,377 for its services in connection with the Company's November 1996 Class B Warrant exercise offer. In addition, as compensation for its services in negotiating the above-described transactions with Hyatt, Houlihan Lokey received a warrant to purchase one hundred fifty thousand shares of Class A Common Stock at an exercise price of $9.75 per share, which was repriced on January 6, 1997 to $8.00 per share. By letter dated February 25, 1997, the Company's agreement with Houlihan Lokey was modified to eliminate the monthly retainer fee as well as Houlihan Lokey's right to receive a percentage of any capital raised by the Company, although the Company and Houlihan Lokey may agree from time to time, on a project-by-project basis, for Houlihan Lokey to provide additional services for fees to be agreed upon at that time. Mr. Zukin is a Managing Director of Houlihan Lokey and a member of its Board of Directors.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of the Record Date regarding the ownership of Class A Common Stock and Class B Common Stock by
(i) each person known by the Company to own beneficially more than five percent of any class of outstanding Common Stock, (ii) each director of the Company,
(iii) each Named Executive Officer and (iv) all current executive officers and directors of the Company as a group.


                                          CLASS B                      CLASS A
                                       COMMON STOCK(2)              COMMON STOCK(2)         PERCENT
                                   ------------------------     ------------------------    OF TOTAL
        NAME AND ADDRESS               NUMBER      PERCENT         NUMBER       PERCENT      VOTING
     OF BENEFICIAL OWNER (1)         OF SHARES     OF CLASS       OF SHARES     OF CLASS    POWER (3)
-------------------------------    -------------   --------     -------------   --------    ---------
Michail Itkis .................      888,889(4)      23.1%    215,000(4)(5)       1.2%        13.4%
Yuri Itkis ....................      888,889(6)      23.1     140,000(7)            *         13.3
Boris Itkis ...................      888,889(8)      23.1       --(8)               *         13.0
Donald H. Goldman .............      566,666         14.7      61,958(9)            *          8.4
Steven M. Fieldman ............      453,333(10)     11.8     328,333(11)         1.8          7.4(12)
Adam Aron .....................           --           --      20,000(13)           *            *
Brian Barents .................           --           --          --              --           --
Alexander M. Haig, Jr .........           --           --      50,000(14)           *            *
John A. Pritzker ..............           --           --     371,500(15)         2.0            *
James Zukin ...................           --           --     200,000(16)         1.1            *
Lance D. Fieldman .............      160,001          4.2      35,000(17)           *          2.4(12)
Robert J. Aten ................           --           --          --              --           --

All current executive officers
   and directors of the Company
   as a group (11 persons) ....    1,777,778         46.2%    1,079,833(18)       6.0%        27.9%

*    Less than 1%.

(1) Except as otherwise indicated below, the address of each beneficial owner is c/o Interactive Flight Technologies, Inc., 4041 N. Central Avenue, Phoenix, Arizona 85012. Based on the most recent information provided to the Company, Steven M. Fieldman's address is 609 B Manhattan Avenue, Hermosa Beach, California 90254, (ii) Lance D. Fieldman's address is 326 Columbus, #4G, New York, New York 10023, and (iii) Donald H. Goldman's address is 331 W. Broadway, Long Beach, New York, 11561. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to the Stockholders' Agreement described in "Certain Relationships and Related Transactions" and the agreements by Steven Fieldman and Lance Fieldman to vote in proportion to the Company's other stockholders as described in "Executive Compensation -- Employment and Severance Agreements."

(2) Shares of Class B Common Stock convert on a share-for-share basis into shares of Class A Common Stock automatically upon their transfer to any person other than another holder of Class B Common Stock. Of the 3,846,667 shares of Class B Common Stock outstanding, 3,200,000 shares are held in escrow and will be released to the holders only if the Company meets certain performance criteria specified in the applicable escrow agreement.

(3) Based on 3,846,667 shares of Class B Common Stock outstanding, each of which has six votes per share, and 18,076,458 shares of Class A Common Stock outstanding, except that shares underlying options and warrants to purchase Class A Common Stock exercisable within 60 days are deemed to be outstanding for purposes of calculating the percentage owned by the holder(s) of such options and warrants.

(4) Excludes shares owned by Yuri Itkis and Boris Itkis, Michail Itkis' father and brother, respectively, as to which shares Michail Itkis disclaims beneficial ownership.

(5) Includes 215,000 shares issuable upon exercise of options exercisable within 60 days. Excludes 15,000 shares issuable upon exercise of options exercisable within 60 days which are held by Mr. Itkis' wife, the Secretary and a former employee of the Company, as to which Mr. Itkis disclaims beneficial ownership.

(6) Excludes shares owned by Michail Itkis and Boris Itkis, as to which shares Yuri Itkis disclaims beneficial ownership.

(7) Includes 90,000 shares issuable upon exercise of options exercisable within 60 days and 50,000 shares issuable upon exercise of a Stock Purchase Warrant held by FortuNet, Inc.

(8) Excludes shares owned by Michail Itkis and Yuri Itkis, as to which shares Boris Itkis disclaims beneficial ownership.

(9) Includes 25,000 shares issuable upon exercise of options exercisable within 60 days.

(10) Excludes shares owned by Lance Fieldman, Steven Fieldman's son, as to which shares Steven Fieldman disclaims beneficial ownership.

(11) Includes 255,000 shares issuable upon exercise of options exercisable within 60 days.

(12) Steven Fieldman and Lance Fieldman have agreed to vote all shares on all matters in proportion to the vote of the Company's other stockholders. See "Executive Compensation -- Employment and Severance Agreements."

(13) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days.

(14) Includes 50,000 shares issuable upon exercise of options exercisable within 60 days.

(15) Includes 230,000 shares issuable upon exercise of options exercisable within 60 days.

(16) Includes 50,000 shares issuable upon exercise of options exercisable within 60 days and 150,000 shares issuable upon exercise of a Stock Purchase Warrant held by Houlihan Lokey Howard & Zukin.

(17) Includes 35,000 shares issuable upon exercise of options exercisable within 60 days.

(18) Includes 878,833 shares issuable upon exercise of options and warrants exercisable within 60 days. Excludes shares beneficially held by those Named Executive Officers who are no longer executive officers or directors of the Company.


                      ------------------------------------


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         The Securities and Exchange Commission (the "Commission") has comprehensive rules relating to the reporting of securities transactions by directors, officers and stockholders who beneficially own more than 10% of the Company's Common Stock (collectively, the "Reporting Persons"). These rules are complex and difficult to interpret. Based solely on a review of Section 16 reports received by the Company from Reporting Persons, the Company believes that no Reporting Person has failed to file a Section 16 report on a timely basis during the most recent fiscal year, except that (i) annual reporting of changes for fiscal 1996 (or initial reports for newly elected directors and officers, as the case may be) were not filed until (i) February 1997, in the case of John Alderfer, Adam Aron, Brian Barents, Alexander Haig, Michail Itkis, Thomas Metzler, and John Pritzker and Lauren Snopkowski and (ii) March 1997, in the case of Yuri Itkis, Boris Itkis and James Zukin. Such statements, when filed, disclosed the grant or issuance to Messrs. Alderfer, Aron, Barents, Haig,
M. Itkis, Y. Itkis, Metzler, Pritzker, and Zukin and Ms. Snopkowski (solely by attribution of ownership due to her relationship to Mr. Itkis), or their respective companies, of stock options and/or warrants aggregating 175,000, 20,000, 20,000, 100,000, 300,000, 50,000, 250,000, 230,000, 250,000, and 300,000
shares, respectively, of Class A Common Stock. Mr. Boris Itkis' statement disclosed the sale of an aggregate of 25,000 class A warrants in July 1996. Steven Fieldman, a former director and officer, did not file a Form 5 for fiscal 1996 until April 1997, which when filed disclosed the receipt of options to purchase 300,000 shares of Class A Common Stock. In addition, as of the printing of this Proxy Statement, former officer Lance Fieldman had not yet provided the Company with evidence of reports filed on Form 4 or Form 5 for fiscal 1996. The Company is aware of the following transactions by Lance Fieldman which it believes are subject to reporting requirements: (i) the grant of options to Lance Fieldman to purchase an aggregate of 35,000 shares of Class A Common Stock and (ii) the sale by Lance Fieldman of an aggregate of 30,000 shares of Class B Common Stock.

                           1998 STOCKHOLDER PROPOSALS

         In order for stockholder proposals for the 1998 Annual Meeting of Stockholders to be eligible for inclusion in the Company's 1998 Proxy Statement, they must be received by the Company at its principal executive offices, (Attn:
Secretary), on or prior to December 29, 1997. The Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in the Company's 1998 Proxy Statement for the Annual Meeting.


                                  OTHER MATTERS

         The Board of Directors does not know of any other matters that are to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on behalf of the stockholders they represent in accordance with their best judgment.


                             SOLICITATION OF PROXIES

         The cost of this solicitation of proxies will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. The Company will reimburse American Stock Transfer & Trust Company for forwarding proxy materials to beneficial owners and serving as inspectors of election. The total estimated cost for this solicitation of proxies is $30,000.

         THE COMPANY SHALL PROVIDE TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED OCTOBER 31, 1996, UPON THE WRITTEN REQUEST THEREFOR TO INTERACTIVE FLIGHT TECHNOLOGIES, INC., 4041 N. CENTRAL AVENUE, SUITE 2000, PHOENIX, AZ 85012, ATTENTION: JOHN W. ALDERFER, CHIEF FINANCIAL OFFICER.

                                    /s/ MICHAIL ITKIS
                                    Michail Itkis
                                      Chairman of the Board
                                      and Chief Executive Officer

April 29, 1997

                                                                      Appendix A

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                             1997 STOCK OPTION PLAN

          1. PURPOSES OF THE PLAN. The purposes of this 1997 Stock Option Plan are:

          - to attract and retain the best available personnel for positions of substantial responsibility,

          - to provide additional incentive to Employees, Directors and Consultants, and

          -    to promote the success of the Company's business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

          2. DEFINITIONS. As used herein, the following definitions shall apply:

                    (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

                    (b) "APPLICABLE LAWS" means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

                    (c) "BOARD" means the Board of Directors of the Company.

                    (d) "CODE" means the Internal Revenue Code of 1986, as amended.

                    (e) "COMMITTEE" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

                    (f) "COMMON STOCK" means the Class A Common Stock, $.01 par value, of the Company.

                    (g) "COMPANY" means Interactive Flight Technologies, Inc.

                    (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

                    (i) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" means that the employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company polices) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

                    (j) "DIRECTOR" means a member of the Board.

                    (k) "DISABILITY" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                    (l) "EMPLOYEE" means any person, including Officers and Directors employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                    (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                    (n) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                              i) If the Common Stock is listed on any
                    established stock exchange or a national market system, including without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales are reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                              ii) If the Common Stock is quoted on the NASDAQ
                    System (but not on the National Market System thereof) or is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street journal or such other source as the Administrator deems reliable;

                              (iii) In the absence of any established market for
                    the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

                    (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                    (p) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

                    (q) "NOTICE OF GRANT" means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

                    (r) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                    (s) "OPTION" means a stock option granted pursuant to the Plan.

                    (t) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                    (u) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

                    (v) "OPTIONED STOCK" means the Common Stock subject to an Option.

                    (w) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option.

                    (x) "PARENT" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                    (y) "PLAN" means this 1997 Stock Option Plan.

                    (z) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

                    (aa) "SECTION 162(M)" means Section 162(m) of the Code and the regulations thereunder, as amended.

                    (ab) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

                    (ac) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

                    (ad) "TERMINATION EVENT" means (i) any use or disclosure by an Optionee of confidential information or trade secrets of the Company or any Parent or Subsidiary in violation of any confidentiality or nondisclosure agreement by which the Optionee is bound, or (ii) the termination of Optionee's Continuous Status as an Employee or Consultant for cause as defined pursuant to applicable law, as a result of a breach of Optionee's employment or consulting agreement, as a result of theft, fraud or embezzlement, or as a result of any disclosure or use of confidential information or trade secrets described in part (i) of this paragraph.

          3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned under the Plan is One Million Five Hundred Thousand (1,500,000) Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. However, should the Company reacquire Shares which were issued pursuant to the exercise of an Option, such Shares shall not become available for future grant under the Plan.

          If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

          4.   ADMINISTRATION OF THE PLAN.

               (a)   PROCEDURE.

                     i) MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

                     ii) ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS SUBJECT TO SECTION 16(B). With respect to Option grants made to Directors or to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the requirements for grants under the Plan to be exempt acquisitions under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall consist of "Non-Employee Directors" within the meaning of Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the requirements for grants under the Plan to be exempt acquisitions under Rule 16b-3.

                     iii) ADMINISTRATION WITH RESPECT TO COVERED EMPLOYEES SUBJECT TO SECTION 162(M) OF THE CODE. With respect to Option grants made to Employees who are also "covered employees" within the meaning of Section 162(m) of the Code and the regulations thereunder, as amended, the Plan shall be administered by a committee designated by the Board to administer the Plan, which committee shall be constituted to satisfy the requirements applicable to Options intended to qualify as "performance-based compensation" under Section 162(m). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules applicable to Options intended to qualify as "performance-based compensation" under Section 162(m).

                     iv) ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

               (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                     i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

                     ii) to select the Directors, Consultants and Employees to whom Options may be granted hereunder;

                     iii) to determine whether and to what extent Options are granted hereunder;

                     iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

                     v)    to approve forms of agreement for use under the Plan;

                     vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                     vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

                     viii) to construe and interpret the terms of the Plan;

                     ix) to prescribe, amend and rescind rules and regulations relating to the Plan;

                     x) to modify or amend each Option (subject to Section 14(c) of the Plan);

                     xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

                     xii)  to institute an Option Exchange Program;

                     xiii) to determine the terms and restrictions applicable to Options; and

                     xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

               (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

          5. ELIGIBILITY. Nonstatutory Options may be granted to Directors, Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options.

          6.   LIMITATIONS.

               (a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market
Value:

                     i) of Shares subject to an Optionee's incentive stock options granted by the Company, any Parent or Subsidiary, which (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

               (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

               (c) No Officer shall be granted in any fiscal year of the Company Options to purchase more than 500,000 Shares. The foregoing limitation set forth in this Section 6(c) is intended to satisfy the requirements applicable to Options intended to qualify as "performance-based compensation" (within the meaning of Section 162(m)). In the event the Administrator determines that such limitation is not required to qualify Options as performance-based compensation, the Administrator may modify or eliminate such limitation.

          7. TERM OF THE PLAN. Subject to Section 18 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

          8. TERM OF OPTION. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

          9.   OPTION EXERCISE PRICE AND CONSIDERATION.

               (a) EXERCISE PRICE. The price per share exercise price for the Share to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               i)    In the case of an Incentive Stock Option

                           (A) granted to an Employee who, at the time the
               Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                           (B) granted to any other Employee, the per Share
               exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                     ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined in the discretion of the Committee, but may be more or less than the Fair Market Value per Share on the date of grant.

               (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

               (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                     i)    cash;

                     ii) a promissory note made by the Optionee in favor of the Company;

                     iii) if permitted by the Administrator, in its sole discretion, other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised:

                     iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the Optionee's broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

                     v)    any combination of the foregoing methods of payment;
          or

                     vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by the Administrator and Applicable Laws.

          10.  EXERCISE OF OPTION.

               (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives:
(1) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Subject to Section 12, the Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 13 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (b) ACCELERATED TERMINATION OF OPTION TERM. Notwithstanding anything to the contrary contained in the Plan, an Optionee's Options under the Plan shall terminate and cease to be exercisable immediately upon the occurrence of a Termination Event with respect to such Optionee.

               (c) TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability or as a result of a Termination Event), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Administrator, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed ninety (90) days from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (d) DISABILITY OF OPTIONEE. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within six (6) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (e) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised at any time within six (6) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          11.  NON-TRANSFERABILITY OF OPTIONS.

               (a) NO TRANSFER. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

               (b) DESIGNATION OF BENEFICIARY. An Optionee may file a written designation of a beneficiary who is to receive any Options that remain unexercised in the event of the Optionee's death. If an Optionee is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the Optionee at any time by written notice, subject to the above spousal consent conditions.

               (c) EFFECT OF NO DESIGNATION. In the event of the death of the Optionee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Optionee's death, the Company shall deliver such options to the executor or administrator of the estate of the Optionee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such options to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

          12. WITHHOLDING TAXES. Upon (i) the disposition by an Optionee of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option within two years of the granting of such Incentive Stock Option or within one year after exercise of such Incentive Stock Option, or (ii) the exercise of a Nonstatutory Stock Option, the Company shall have the right to require such Optionee to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares of Common Stock.

          13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

               (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares of securities of the Company through reorganization, recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options which have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

               (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option had not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

               (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Administrator, upon 30 days prior written notice to the Option holders, may, in its discretion, do one or more of the following:
(i) shorten the period during which Options are exercisable (provided they remain exercisable for at least 30 days after the date the notice is given);
(ii) accelerate any vesting schedule to which an Option is subject; (iii) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices; or (iv) cancel Options upon payment to the Optionees in cash, with respect to each Option to the extent then exercisable (including any Options as to which the exercise has been accelerated as contemplated in clause (ii) above), of an amount equal to the excess of the Fair Market Value of the number of Shares as to which the Option is then exercisable (at the effective time of the merger, reorganization, sale of other event) over the aggregate exercise price with respect to such Shares. The Administrator may also provide for one or more of the foregoing alternatives in any particular Option Agreement.

          14.  AMENDMENT AND TERMINATION OF THE PLAN.

               (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter or suspend or terminate the Plan.

               (b) SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment only to the extent necessary and desirable to comply with Rule 16b-3, with Section 422 or 162(m) of the Code or with any Applicable Laws, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by Applicable Law.

               (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of an Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

          15.  CONDITIONS UPON ISSUANCE OF SHARES.

               (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               (b) INVESTMENT REPRESENTATION. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell, transfer or distribute such Shares.

          16.  LIABILITY OF COMPANY.

               (a) INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

               (b) GRANTS EXCEEDING ALLOTTED SHARES. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.

               (c) RIGHTS OF PARTICIPANTS AND BENEFICIARIES. The Company shall pay all amounts payable hereunder only to the Optionee or beneficiaries entitled thereto pursuant to the Plan. The Company shall not be liable for the debts, contracts or engagements of any Optionee or his or her beneficiaries, and rights to Shares or cash payments under the Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

          17. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          18. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Law. Options may be granted but not exercised prior to shareholder approval of the Plan. If any Options are so granted and stockholder approval shall not have been obtained within twelve months of the date of adoption of this Plan by the Board of Directors, such Options shall terminate retroactively as of the date they were granted.

          19. GOVERNING LAW. The Plan shall be governed by, and construed in accordance with the laws of the State of Delaware (without giving effect to conflicts of law principles).

                                     PROXY

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michail Itkis and Thomas Metzler (with full power to act without the other and with power to appoint his substitute) as the undersigned's proxies to vote all shares of Common Stock of the undersigned in INTERACTIVE FLIGHT TECHNOLOGIES, INC., a Delaware corporation (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Phoenix, located at 122 North Second Street, Phoenix, Arizona, on June 4, 1997, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, in the manner indicated below and on the reverse side hereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 4, 1997 and the Proxy Statement of the Company, each dated April 29, 1997, and the Company's Annual Report for the fiscal year ended October 31, 1996.

The undersigned hereby revokes any proxy to vote shares of Class A Common Stock and/or Class B Common Stock of the Company heretofore given by the undersigned.

Please complete and sign on the reverse side and return promptly in the enclosed envelope.

THE SHARES OF CLASS A COMMON STOCK AND/OR CLASS B COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH BELOW AND ON THE REVERSE SIDE HEREOF. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" THE APPROVAL OF PROPOSALS 2, 3 AND 4.

1. ELECTION OF DIRECTORS

   [ ] FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW)

   [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW:

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

NOMINEES: Michail Itkis; Adam Aron; Brian Barents; Alexander M. Haig, Jr.; Yuri
           Itkis; Thomas M. Metzler; John A. Pritzker; James H. Zukin

                  (continued, and to be signed, on other side)

                          (continued from other side)

2. Proposal to approve the adoption of the Company's 1997 Stock Option Plan, under which options may be granted to purchase an aggregate of 1,500,000 shares, as described more fully in the Proxy Statement accompanying this Proxy.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. Proposal to approve the amendment to the Company's Certificate of Incorporation so as to grant the Company's Board of Directors the authority to adopt, amend and repeal the Company's Bylaws.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

4. Proposal to approve the Board of Director's appointment of KPMG Peat Marwick LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1997.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

5. In their discretion such other business as may properly come before the meeting and any and all adjournments thereof.

                                          DATED
                                          --------------------------------------

                                          --------------------------------------
                                                        SIGNATURE

                                          --------------------------------------
                                               SIGNATURES, IF HELD JOINTLY

                                          --------------------------------------
                                                  TITLE (IF APPLICABLE)

                                          PLEASE DATE AND SIGN EXACTLY AS YOUR
                                          NAME APPEARS ON THIS PROXY CARD, AND
                                          PROMPTLY RETURN IN THE ENCLOSED
                                          ENVELOPE. WHEN SIGNING AS GUARDIAN,
                                          EXECUTOR, ADMINISTRATOR, ATTORNEY,
                                          TRUSTEE, CUSTODIAN, OR IN ANY OTHER
                                          SIMILAR CAPACITY, PLEASE GIVE FULL
                                          TITLE. IF A CORPORATION, SIGN IN FULL
                                          CORPORATE NAME BY PRESIDENT OR OTHER
                                          AUTHORIZED OFFICER, GIVING TITLE, AND
                                          AFFIX CORPORATE SEAL. IF A
                                          PARTNERSHIP, SIGN IN PARTNERSHIP NAME
                                          BY AUTHORIZED PERSON. IN THE CASE OF
                                          JOINT OWNERSHIP, EACH JOINT OWNER MUST
                                          SIGN.